Exhibit 99.1

Luna Innovations Reports Strong Third-Quarter 2018 Results

•	Fourth consecutive quarter of year-over-year, double-digit revenue growth

•	Total revenues of $10.7 million for the three months ended September 30, 2018, up 29% compared to the three months ended September 30, 2017

•	Net income from continuing operations improved significantly to $1.3 million for the three months ended September 30, 2018, compared to $0.2 million for the prior year fiscal quarter

(ROANOKE, VA, November 8, 2018) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today reported record financial results for the three and nine months ended September 30, 2018.

“Our third quarter represents the fourth consecutive quarter of double-digit top-line growth. We posted strong operating income, net income and adjusted EBITDA growth as well, and I’m extremely pleased with and proud of the way our teams are executing,” said Scott Graeff, President and Chief Executive Officer of Luna. “Since the end of fiscal 2017, we have been laser focused on executing our strategy, streamlining our businesses and driving growth in our core, fiber optic-based test and measurement business. I am particularly proud of Luna’s performance this quarter, which builds extremely well on the acquisition and divestitures we announced previously.”

Graeff continued, “We are committed to being prudent stewards of capital. Our most recent acquisition of Micron Optics, a leading provider of innovative optical components and laser-based measurement technology for approximately $5 million in cash with Micron 2017 revenues of approximately $8 million, underscores our ability to acquire assets that fit squarely within our core and deliver an excellent return on invested capital. While we continue to invest organically, we will always have our eye on external opportunities that fit well with our organization and can accelerate our growth.”

Third-Quarter and Nine Month Financial Summary
Total revenues for the three months ended September 30, 2018 were $10.7 million compared to $8.3 million for the three months ended September 30, 2017. Technology development revenues increased to $5.3 million for the three months ended September 30, 2018, compared to $4.6 million for the three months ended September 30, 2017. Total products and licensing revenues increased to $5.4 million for the three months ended September 30, 2018, compared to $3.7 million for the three months ended September 30, 2017. The increase in the products and licensing revenues for the three months ended September 30, 2018 compared to the three months ended September 30, 2017 was due to continued growth in sales of Luna's fiber optic-based sensing products, including its ODiSI products and its Terahertz products. The increase in technology development revenues for the three months ended September 30, 2018 compared to the prior-year period was due to continued growth in government research advancing optical and biomedical technologies and Luna's success in winning these research contracts.

Gross profit was $4.7 million, or 44% of revenues, for the three months ended September 30, 2018, compared to gross profit of $3.3 million, or 40% of revenues, for the three months ended September 30, 2017.

Selling, general and administrative ("SG&A") expenses were $3.2 million for the three months ended September 30, 2018, compared to $2.8 million for the three months ended September 30, 2017. Research, development and engineering ("R&D") expenses were $0.9 million for the three months ended September 30, 2018, compared to $0.7 million for the three months ended September 30, 2017. The increase in SG&A expenses was due primarily to investment in Luna's sales force and other selling expenses associated with supporting the strong revenue growth in its products and licensing segment.

Net income from continuing operations improved to $1.3 million for the three months ended September 30, 2018, compared to $0.2 million for the three months ended September 30, 2017.

Net income attributable to common stockholders for the three months ended September 30, 2018 was $8.8 million, compared to $15.7 million for the three months ended September 30, 2017. The decline in net income attributable to common stockholders was primarily due to the gain of $15.1 million recognized on the sale of Luna's high-speed optical receiver business during the third quarter of 2017 compared to the gain of $7.6 million recognized on the sale of Luna's optoelectronic components business during the third quarter of 2018. Adjusted EBITDA was $0.9 million for the three months ended September 30, 2018, compared to $0.2 million for the three months ended September 30, 2017.

For the first nine months of fiscal 2018, Luna reported net income attributable to common stockholders of $9.9 million compared to $14.1 million for the first nine months of 2017. The year-over-year decline was again due primarily to the gain recognized on the sales of both Luna's high-speed optical receivers business in 2017 and its optoelectronic components business in 2018. Net income from continuing operations improved to $1.4 million, or $0.04 per diluted share, for the nine months ended September 30, 2018, compared to a net loss from continuing operations of $(1.3) million, or $(0.05) per diluted share, for the nine months ended September 30, 2017. Adjusted EBITDA was $1.5 million for the nine months ended September 30, 2018 compared to $(0.6) million for the nine months ended September 30, 2017. A reconciliation of net income to adjusted EBITDA can be found in the schedules included in this release.

2018 Fourth-Quarter and Year End Outlook (forward-looking statement):
Luna expects:

•	Revenue in the range of $12 million to $12.5 million for the fourth quarter of fiscal 2018;

•	Revenue in the range of $41.5 million to $42 million for full fiscal 2018;

•	Net income per diluted share attributable to common stockholders of breakeven to $0.01 for the fourth quarter of fiscal 2018; and

•	Net income per diluted share attributable to common stockholders in a range of $0.31 to $0.32 for full fiscal 2018.

The outlook above includes the expected operating results from Luna's acquisition of Micron Optics, Inc. on October 16, 2018, along with the associated acquisition costs. It does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
Luna will host a conference call today at 8:30 a.m. (EST), to discuss the financial results and provide a general business update. The third quarter earnings call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 9194505. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna
Luna Innovations, Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance fiber optic-based test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its growth potential, its projected financial results for the fourth quarter of fiscal 2018 and the full year ended December 31, 2018, and its business focus. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Technology development	$5,315,861	$4,590,054	$15,418,919	$13,428,428
Products and licensing	5,371,165	3,712,657	13,960,003	9,791,213
Total revenues	10,687,026	8,302,711	29,378,922	23,219,641
Cost of revenues:
Technology development	3,918,666	3,491,840	11,131,965	10,045,261
Products and licensing	2,079,749	1,469,961	5,381,333	3,994,044
Total cost of revenues	5,998,415	4,961,801	16,513,298	14,039,305
Gross profit	4,688,611	3,340,910	12,865,624	9,180,336
Operating expense:
Selling, general and administrative	3,233,485	2,831,493	9,898,064	8,983,016
Research, development and engineering	873,629	662,142	2,513,497	1,961,770
Total operating expense	4,107,114	3,493,635	12,411,561	10,944,786
Operating income/(loss)	581,497	(152,725)	454,063	(1,764,450)
Other income/(expense):
Investment income	171,896	—	350,976	—
Other income/(expense)	8,319	13,733	(16,001)	26,286
Interest expense	(28,029)	(54,847)	(103,208)	(178,879)
Total other income/(expense)	152,186	(41,114)	231,767	(152,593)
Income/(loss) from continuing operations before income taxes	733,683	(193,839)	685,830	(1,917,043)
Income tax benefit	(559,093)	(388,787)	(674,329)	(662,049)
Net income/(loss) from continuing operations	1,292,776	194,948	1,360,159	(1,254,994)
Gain on sale, net of income taxes of $1,866,232 and $1,508,373	7,612,044	15,096,666	7,571,810	15,096,666
(Loss)/income from discontinued operations, net of income tax of $216,813, $(91,705), $235,312, and $249,184	(56,418)	465,710	1,132,436	337,904
Net income from discontinued operations	7,555,626	15,562,376	8,704,246	15,434,570
Net income	8,848,402	15,757,324	10,064,405	14,179,576
Preferred stock dividend	63,235	33,699	190,895	97,331
Net income attributable to common stockholders	$8,785,167	$15,723,625	$9,873,510	$14,082,245
Net income/(loss) per share from continuing operations:
Basic	$0.05	$0.01	$0.05	$(0.05)
Diluted	$0.04	$0.01	$0.04	$(0.05)
Net income per share from discontinued operations:
Basic	$0.27	$0.56	$0.32	$0.56
Diluted	$0.23	$0.48	$0.27	$0.56
Net income per share attributable to common stockholders:
Basic	$0.31	$0.57	$0.36	$0.51
Diluted	$0.27	$0.48	$0.30	$0.51
Weighted average common shares and common equivalent shares outstanding:
Basic	27,901,631	27,692,539	27,547,955	27,611,905
Diluted	33,055,881	32,714,389	32,721,860	27,611,905

Luna Innovations Incorporated
Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,144,719	$36,981,533
Accounts receivable, net	9,110,713	5,929,042
Receivable from sale of HSOR business	4,002,342	4,000,976
Contract assets	2,611,122	1,778,142
Inventory	5,462,414	4,634,781
Prepaid expenses and other current assets	730,368	1,140,999
Current assets held for sale	—	4,336,105
Total current assets	69,061,678	58,801,578
Long-term contract assets	343,492	209,699
Property and equipment, net	2,678,411	2,854,641
Intangible assets, net	1,709,003	1,727,390
Other assets	1,995	1,995
Non-current assets held for sale	—	2,627,333
Total assets	$73,794,579	$66,222,636
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,073,571	$1,833,333
Current portion of capital lease obligations	39,748	43,665
Accounts payable	2,297,457	2,111,077
Accrued liabilities	6,589,310	6,547,230
Contract liabilities	1,548,371	3,318,379
Current liabilities held for sale	—	972,451
Total current liabilities	11,548,457	14,826,135
Long-term deferred rent	1,072,696	1,184,438
Long-term debt obligations	—	603,007
Long-term capital lease obligations	83,405	71,275
Total liabilities	12,704,558	16,684,855
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at September 30, 2018 and December 31, 2017	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 29,189,506 and 28,354,822 shares issued, 27,936,401 and 27,283,918 shares outstanding at September 30, 2018 and December 31, 2017	30,081	29,186
Treasury stock at cost, 1,253,105 and 1,070,904 shares at September 30, 2018 and December 31, 2017	(2,116,640)	(1,649,746)
Additional paid-in capital	85,353,909	83,563,208
Accumulated deficit	(22,178,651)	(32,406,189)
Total stockholders’ equity	61,090,021	49,537,781
Total liabilities and stockholders’ equity	$73,794,579	$66,222,636

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2018	2017
	(unaudited)
Cash flows (used in)/ provided by operating activities
Net income	$10,064,405	$14,179,576
Adjustments to reconcile net income to net cash (used in)/provided by operating activities
Depreciation and amortization	898,215	2,241,867
Share-based compensation	345,582	476,428
Bad debt expense	6,000	40,753
(Gain)/loss on disposal of fixed assets	(1,000)	3,640
Gain on sale of discontinued operations, net of tax	(7,571,810)	(15,096,666)
Tax benefit from utilization of net operating loss
Change in assets and liabilities
Accounts receivable	(4,056,716)	2,127,794
Contract assets	(957,012)	—
Inventory	(992,075)	(2,251,236)
Other current assets	482,155	380,858
Accounts payable and accrued expenses	243,965	(1,581,608)
Contract liabilities	(1,906,117)	—
Deferred revenue	—	59,980
Net cash (used in)/provided by operating activities	(3,444,408)	581,386
Cash flows provided by investing activities
Acquisition of property and equipment	(272,039)	(893,698)
Intangible property costs	(277,068)	(392,485)
Proceeds from sale of property and equipment	1,000	3,000
Proceeds from sales of discontinued operations	14,775,541	28,026,528
Net cash provided by investing activities	14,227,434	26,743,345
Cash flows used in financing activities
Payments on capital lease obligations	(33,064)	(38,753)
Payments of debt obligations	(1,375,000)	(1,374,999)
Repurchase of common stock	(466,894)	(228,020)
Proceeds from the exercise of options and warrants	1,255,118	29,020
Net cash used in financing activities	(619,840)	(1,612,752)
Net increase in cash or cash equivalents	10,163,186	25,711,979
Cash and cash equivalents-beginning of period	36,981,533	12,802,458
Cash and cash equivalents-end of period	$47,144,719	$38,514,437

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Net income	$8,848,402	$15,757,324	$10,064,405	$14,179,576
Less income from discontinued operations, net of income taxes	7,555,626	15,562,376	8,704,246	15,434,570
Net income/(loss) from continuing operations	1,292,776	194,948	1,360,159	(1,254,994)
Interest expense	28,029	54,847	103,208	178,879
Investment income	(171,896)	—	(350,976)	—
Tax benefit	(559,093)	(388,787)	(674,329)	(662,049)
Depreciation and amortization	238,002	208,958	711,144	644,001
EBITDA	827,818	69,966	1,149,206	(1,094,163)
Share-based compensation	117,823	151,672	345,582	476,428
Adjusted EBITDA	$945,641	$221,638	$1,494,788	$(617,735)
###
Investor Contact:
Jane Bomba
Luna Innovations Incorporated
Phone: 1.303.829.1211
Email: IR@lunainc.com